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                                                                    Exhibit 99.2

                       National Broadcasting Company, Inc.
                              30 Rockefeller Plaza
                           New York, New York  10112

                               December 14, 2001




Granite Broadcasting Corporation
767 Third Avenue
34th Floor
New York, New York  10017

    Re:  FCC Matters Regarding Stock Purchase Agreement

Ladies and Gentlemen:

In connection with the Stock Purchase Agreement (the "Purchase Agreement"), dated as of December 14, 2001, by and among National Broadcasting Company, Inc. ("Purchaser"), Granite Broadcasting Corporation ("Seller"), KNTV Television, Inc. and KNTV License, Inc., the parties hereto agree to the terms and conditions set forth in this letter agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

As you know, NBC has an application pending at the FCC which seeks consent to acquire control of Telemundo Communications Group, Inc., File Nos. BTCCT-20011101ABK, et seq., ("Telemundo Application"). Paxson Communications Corporation ("Paxson") has filed a petition to deny the Telemundo Application, which petition incorporates a request for declaratory ruling (collectively "Paxson Petition"). Paxson alleges that NBC currently holds an attributable interest in Paxson ("Paxson Allegations"), and accordingly, is prohibited from acquiring certain of the Telemundo stations because such acquisition violates the FCC's broadcast television multiple ownership rules, 47 C.F.R. Section 73.3555(b). As we have discussed with you, we strongly believe that these allegations are wholly without merit and that approval of the Telemundo Application cannot reasonably be expected to result in a violation by NBC of the FCC's ownership rules. Accordingly, we will file an opposition at the FCC which sets forth in detail our position. We are confident that the FCC ultimately will deny the Paxson Petition and dismiss the allegations raised therein.

In order to resolve any FCC ownership issues relating to Station KNTV arising out of the Paxson Allegations, we hereby agree to take such actions such that the proposed assignment of Station KNTV to NBC complies with the FCC's ownership rules. Accordingly, in order to facilitate the FCC's approval of the KNTV Application without first resolving the Paxson Allegations (including if the Paxson Allegations are raised in the context of the FCC's review

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of the KNTV Application by Paxson or some other entity (but excluding any other allegations raised by such other entity)), we agree to accept and comply with any condition relating to the Paxson Allegations imposed by the FCC on its approval of the KNTV Application or the Telemundo Application.
NBC agrees that such a condition would not be a material adverse condition as such term is referenced in the definition of FCC Order in Section 10.1 of the Stock Purchase Agreement. To the extent any commitment we have made in this letter agreement is inconsistent with any provision in the Stock Purchase Agreement (including but not limited to Sections 5.3(f) and 6.2(a) thereof), the terms of this letter agreement shall be controlling.

This letter shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

The parties agree that irreparable damage would occur in the event that any of the provisions of this letter were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this letter and to enforce specifically the terms and provision of this letter in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity.

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If the foregoing accurately summarizes your understanding with respect to the matters set forth herein, please evidence your approval by executing this letter and returning it to the undersigned. This letter may be executed in counterparts.

                                    Very truly yours,

                                    NATIONAL BROADCASTING COMPANY, INC.


                                    By: /s/ Jay W. Ireland
                                       -----------------------------------------
                                       Name:  Jay W. Ireland
                                       Title: Executive Vice President and
                                              President, NBC Television Stations

Accepted and agreed as of
the date first written above.

GRANITE BROADCASTING CORPORATION


By: /s/ Lawrence I. Wills
   ---------------------------------
        Name: Lawrence I. Wills
        Title: Senior Vice President


KNTV TELEVISION, INC.


By: /s/ Lawrence I. Wills
   ---------------------------------
        Name: Lawrence I. Wills
        Title: Vice President

KNTV LICENSE, INC.


By: /s/ Lawrence I. Wills
   ---------------------------------
        Name: Lawrence I. Wills
        Title: Vice President





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